UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2008

Forterus, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52529	20-8623320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Olive Avenue
Suite 263
Huntington Beach, California 92648

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (949) 429-4007

Mezey Howarth Racing Stables, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

(a) The Company issued press releases on September 8, 2008 regarding the operations of its subsidary ABTTC, Inc during the six months ending June 30, 2008.  The press release is attached as Exhibit 2.01

Item 5.01

(a)  On August 8, 2008, Paul Howarth was named Chief Exe. Officer and President of Forterus, Inc.

(b) On August 8, 2008, Wade Mezey resigned as Chief Exec. Officer of Forterus, Inc.  Mr. Mezey is still serves as a member of the Board of Directors.

(c) On August 8, 2008, Jerrod Menz was named Secretary and Vice-President of Forterus, Inc.

(d) On August 8, 2008, Jerrod Menz was appointed the Board of Directors by the shareholders of the Company.

Item 8.01

(a) The Company issued press releases on September 9, 2008 regarding the operations of its subsidary ABTTC, Inc.  The press release is attached as Exhibit 8.01

(b) The Company issued press releases on September 10, 2008 regarding the operations of its subsidary ABTTC, Inc.  The press release is attached as Exhibit 8.02

(c) The Company issued press releases on September 11, 2008 regarding the operations of its subsidary ABTTC, Inc.  The press release is attached as Exhibit 8.03

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 11, 2008	Forterus, Inc.
By: /s/ Paul Howarth